SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

         FLORIDA                                               65-0158479
(State or other jurisdiction of                           (IRS Employer Number)
incorporation or organization)

                              1903 S. CONGRESS AVE
                                    SUITE 400
                             BOYNTON BEACH, FL 33426
                    (Address of Principal Executive Offices)

                           AGREEMENTS WITH CONSULTANTS
                            (Full title of the Plan)

                              EDWIN F. RUSSO, ESQ.
                     C/O MEDICAL INDUSTRIES OF AMERICA, INC.
                                 (561) 737-2227
          (Telephone number, including area code, of agent for service)
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
TITLE OF SECURITIES   AMOUNT TO BE      PROPOSED MAXIMUM              PROPOSED MAXIMUM            AMOUNT  OF
TO BE REGISTERED FEE  REGISTERED    OFFERING PRICE PER  SHARE (1)  AGGREGATE OFFICE PRICE (1)  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
COMMON STOCK,          315,180              $2.00                      $ 630,360                    $190.53
   NO PAR VALUE        SHARES
===============================================================================================================

1) PURSUANT TO RULE 457, ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, AND COMPUTED IN ACCORDANCE WITH THE AVERAGE OF LAST SALE PRICES OF THE COMMON STOCK FOR THE FIVE (5) TRADING DAYS PRIOR TO AND INCLUDING APRIL 14, 1997, AS REPORTED BY NASDAQ.

                                      PART 1

               INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      Pursuant to the note to Part 1 of the Form S-8, the information required by Part 1 is not filed with the Securities and Exchange Commission (the "Commission").

            THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                       MEDICAL INDUSTRIES OF AMERICA, INC.
                              CONSULTING AGREEMENTS

      The information set forth herein together with the documents annexed hereto and made a part hereof and incorporated herein by reference relates to the shares of common stock of Medical Industries of America, Inc. (the "Company") to be issued to several Consultants, and a group of medical doctors acting as consultants to pay for additional professional services, in some cases, rendered to the Company by said Consultants. The Consulting Agreements are as follows:

      a) Amendment to Consulting Agreement with Lerner and Pearce, Attorneys dated November 19, 1996 to extend the said Agreement in consideration of 8,000 shares.

       b) Amendment to Consulting Agreement dated January 10, 1997 with Mirkin & Woolf, P.A., of West Palm Beach, Florida to increase payment made thereunder by issuing an additional 20,000 shares to the consultants.

      c) To pay the widow of former President, Harry Kobrin, for services rendered by him which were not paid for at the time of his death by the issuane of 19,680 shares.

      d) Amendment to Consulting Agreement with Rosenman & Colin of New York, New York dated February 12, 1997 to permit the additional payment of 25,000 shares of the Company's Common Stock for services rendered.

      e) Amendment to Consulting Agreement with MCOA to extend the term of the Agreement to a maximum term of three (3) years under certain conditions upon the issuance of 50,000 shares.

      f) Consulting Agreement with Cardiac Consulting, Inc. for a period of (3) years by the issuance of 75,000 shares.

      g) Amendment to Consulting Agreement with Strategica Group to permit the payment for services rendered under the existing agreements by issuance of 6,500 shares.

      h) Consulting Agreement with Jean Johnstone of Lansing, Michigan in areas of computerization of medical records by issuance of 20,000 shares.

      i) Consulting Agreement with Dimick International & Associates, Inc. regarding acquisitions for a period of three (3) years in consideration of the issuance of 60,000 shares.

      j) Consulting Agreement with Weinberg & Pershes and Company for litigation support for a period of nine (9) months by the issuance of 15,000 shares.

      k) Payment under a Consulting Agreement with Edwin F. Russo, dated June 7, 1996 by the payment of 16,000 shares of stock.

      The tax consequences to the Consultants and others receiving shares and, to the Company of the issuance of these shares, are as follows:

            1. Consultants. The value of these shares will be included in the Consultants gross incomes at the time that they receive them at their then market value.

            2. Company. The Company may claim a deduction in connection with the issuance of the Shares when the shares are issued in the amount of the fair market value of the Shares as reported by the Consultants in their gross income calculations.

DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

      1.    Annual Report on Form 10-KSB for the year ended December 31, 1996;

      2. Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

      3. All documents subsequently filed by the Company pursuant to Sections 13(a),. 13(c), 14, or 15(d) of the Exchange Act, including but not limited to, subsequently filed amendments to the above listed documents and subsequently filed forms 10-KSB, 10-QSB, and 8-K, prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference, except exhibits to such information, unless such exhibits are also expressly incorporated by reference herein. Request for such information should be directed to Medical Industries of America, Inc. , 1903 S. Congress, Suite 400, Boynton Beach, Fl 33426, Attention: Corporate Secretary, telephone (561) 737-2227.

ADDITIONAL INFORMATION

A copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1996 is also attached hereto with this document.

Any questions regarding the Agreement should be addressed to the Company at the address and telephone number set forth above.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registrant Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boynton Beach, State of Florida, this 15th day of April 1997.

                                    MEDICAL INDUSTRIES OF AMERICA, INC.

                                    BY: /s/  EDWIN F. RUSSO
                                             EDWIN F. RUSSO
                                              CONSULTANT

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edwin F. Russo as his lawful attorney-in-fact, each acting alone, will full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                DATE
     ---------                      -----                ----
/s/  MICHAEL F. MORRELL           Director          April 15, 1997
     MICHAEL F. MORRELL

/s/  PAUL C. PERSHES              Director          April 15, 1997
     PAUL PERSHES

/s/  THEODORE J. ORLANDO          Director          April 15, 1997
     THEODORE J. ORLANDO

                                 EDWIN F. RUSSO
                                 ATTORNEY AT LAW
                              6650 STRATFORD DRIVE
                               PARKLAND, FL 33067

April 15, 1997

Medical Industries of America, Inc.
1903 S. Congress Ave., Suite 400
Boynton Beach, FL  33426

RE:   REGISTRATION STATEMENT ON FORM S-8 MEDICAL INDUSTRIES OF AMERICA, INC.

Gentlemen:

We have represented Medical Industries of America, Inc., a Florida corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 (Registration Statement) relating to the proposed issuance of up to 320,305 shares ("Shares") of the Company's common stock, no par value ("Common Stock") pursuant to the terms of Consulting Agreements with outside Consultants and independent experts. The Agreements are as follows:

      a) Extension of Agreement with Lerner and Pearce, Attorneys, to permit the issuance of 8,000 shares.

      b) Extension of Agreement with Mirkin and Woolf, Attorneys, to permit the issuance of 20,000 shares.

      c) Payment to the widow of a former corporate senior officer of the balance due and owing under his employment contract at the time of his death by the issuance of 19,680 shares.

      d) Extension of Agreement with Rosenman and Colin, Attorneys, to permit the issuance of 25,000 shares.

      e) Extension of Agreement with MCOA, Consultants, to permit the issuance of 50,000 shares.

Medical Industries of America, Inc.
April  15, 1997
Page 2

      f) Consulting Agreement with Cardiac Consulting, Inc. Whereunder the issuance of 75,000 shares will compensate that corporation for its efforts on behalf of the Company.

      g) Extension of existing agreement with Stratigica, financial consultants by the issuance of 6,500 shares.

      h) Consulting Agreement with Jean Johnstone regarding computerization of medical records, 20,000 shares.

      i) Consulting Agreement with Dimick International & Associates, Inc., acquisition onsultants, 60,000 shares.

      j) Consulting Agreement with Weinberg & Pershes and Company for consulting to the Company regarding acquisitions, 15,000 shares.

      k) Additional payment under a consulting agreement with Edwin F. Russo, Consultant to the Company, 16,000 shares.

In this connection, we have examined original documents or copies thereof of the foregoing agreements as well as such other records, certificates and papers as we deemed necessary to review and examine for purposes of this opinion, including but not limited to all Consulting Agreements and the extensions thereof, the employment agreement of Harry Kobrin, the most recent filing with the Securities and Exchange Commission of the Company's annual report, the Certificate of Incorporation of the Company, the by-laws of the Company and such other documents as we have deemed necessary.

We are of the opinion that the shares when issued pursuant to the respective agreements, will be legally issued, fully paid and non-assessable.

We consent to the filing of this Opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/  EDWIN F. RUSSO

Edwin F. Russo
Attorney At Law

EFR:rd

April 18, 1997

Lerner & Pearce, P.A.
2888 East Oakland Park Boulevard
Fort Lauderdale, FL  33306

RE:   EXTENSION OF CONSULTING AGREEMENT

Gentlemen:

In accord with our prior discussions this will confirm that the above referenced Consulting Agreement has been amended to extend the said Agreement for two (2) additional months and to provide for the issuance of Eight Thousand (8,000) additional shares of this Company's common stock by way of payment for such services through an S-8 Registration Statement.

Please sign and return this extension without delay and we will file the S-8 today.

Thank you,

Very truly yours,

/s/  Edwin F. Russo

Edwin F. Russo
Consultant

Approved:

/s/  Allan M. Lerner

Lerner & Pearce, P.A.

1903 S. Congress Ave., Suite 400, Boynton Beach, FL 33426 Phone: (561) 737-2227
FAX: (561) 737-5008

                                    EXHIBIT A
                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is made this 19th day of November, 1996, by and between Lerner & Pearce, P.A., with offices at 2888 East Oakland Park Boulevard, Fort Lauderdale, Florida 33306 ("Consultant") and Medical Industries of America, Inc., a Florida corporation, with its principal office at 1903 South Congress Avenue, Boynton Beach, Florida 33426 ("Client").

      WHEREAS, Consultant has experience in providing corporate and securities advice for emerging private and public companies; and
      WHEREAS, Client has retained and desires to continue to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derive by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Consultant and Client agree as follows:

      1. ENGAGEMENT. Client hereby engages Consultant to provide Client with services (as defined below), effective ads of July 16, 1996 and continuing through the Initial Consulting Period (as defined below).

      2. SCOPE OF SERVICES TO BE PROVIDED. Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement and agrees to provide the consulting services, which shall consist of but not be limited to:

            A. Providing advice and analysis to Client in connection with mergers, acquisitions and other strategic business opportunities.

            B. Assist Client with matters relative to regulatory agencies, I.E. United States Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD"),

Florida Division of Securities ("FDS"), ETC. including filings, disclosure, press releases, listing requirements and the like.

            C. Assist Client in negotiating joint venture opportunities.

      THIS AGREEMENT SHALL EXPRESSLY EXCLUDE MATTERS RELATING TO LITIGATION AND CAPITAL RAISING ASSISTANCE.

      3. TERM. This Agreement shall have an initial term of six (6) months commencing July 16, 1996 (the "Initial Consulting Period"); thereafter, this Agreement will automatically be extended on a month to month basis (the "Extension Period"), subject to mutually agreed upon compensation, unless Consultant or Client serve written notice on the other party terminating the Agreement; provided, however, that Consultant and Client shall agree in writing as Consultant's continuing compensation. Notice to terminate shall be in writing and shall be delivered at least ten (10) days prior to the end of the Initial Consulting Period or any subsequent Extension Period as provided herein. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligation hereunder after the effective date of termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the services shall continue until such fees, costs and expenses are paid in full by Client.

      4. TIME AND EFFORT OF CONSULTANT. Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

      5. COMPENSATION. Compensation to be paid to Consultant for the services provided under this Agreement shall be $25,000 in the form of the Client's common shares of stock ("Shares"), in lieu of cash, determined by the closing bid price of the date of the filing of the S-8 Registration Statement.

      6. REGISTRATION OF CLIENT'S SHARES. Immediately following the execution date hereof, Client will register the Shares with the SEC under a S-8 registration statement. At Client's sole discretion, the Shares may be issued or reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance on reservation shall be in reliance on representations and warranties of Consultant set forth in Paragraph 14(C) below.

      7. COSTS AND EXPENSES. Any expenses incurred by Consultant in carrying out the services set forth under this Agreement with the prior written approval of Client shall be reimbursed by Client within thirty (30) days written notice by Consultant. Unless otherwise agreed and approved in writing in advance, all expenses, filing fees, copy and mailing expenses incurred by Consultant performing the services under this Agreement are the responsibility of Consultant.

      8. PLACE OF SERVICES. The services provided by Consultant hereunder will be performed primarily through Consultant's office, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

      9. INDEPENDENT CONTRACTOR. Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

      10. NO AGENCY EXPRESSED OR IMPLIED. This Agreement neither expressly nor impliedly creates a relationship or principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

     11. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant agrees that non-public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

            A. Non-public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

            B. Customer lists, call lists and other non-public customer data of Client;

            C. Memoranda, notes, records, sketches, plans, drawings and any media used to store, communicate, transmit, record or embody such Confidential Information of Client;

            D. Information treated, marked or otherwise identified by Client as confidential or as trade secrets. Consultant acknowledges that such Confidential Information represents legitimate, valuable and protected interest of Client and gives Client a competitive advantage, which would otherwise be lost if the Confidential Information was improperly disclosed. Consultant further acknowledges that unauthorized or improper disclosure or use of Confidential Information would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be.

Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interest of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and Confidential Information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

     12.    TERMINATION.

            A. TERMINATION FOR CAUSE. The Client, may at its option, terminate this Agreement by giving written notice of termination to Consultant without prejudice to any other remedy to which the Client may be entitled either at law, in equity, or under this Agreement, if Consultant:

            i. Neglects or willfully breaches the duties that Consultant is required to perform under the terms of this Agreement;

            ii. Fails to promptly comply with and carry out all directives of Client's Board of Directors;

            iii. Commits any dishonest or unlawful act, in the judgment of Client's Board of Directors;

            iv. Engages in any conduct which disrupts the business of Client or any entity affiliated with Client;

            v. If found to have engaged in conduct, prior to or subsequent to the date hereof, that may preclude client from obtaining any local, state or federal regulatory approval of Client's licenses or application of any required in Clients business.

            B. TERMINATION OTHER THAN FOR CAUSE. This Agreement shall terminate immediately on the occurrence of any of the following events:

            i. The occurrence of circumstances, in the judgment of Client's Board of Directors, that makes it impracticable for Client to continue in its present line(s) of business;

            ii. The decision of and upon notice by Consultant to voluntarily terminate this Agreement;

            iii. If either party files a petition in a court of bankruptcy or is adjudicated as bankrupt;

            iv. If either party institutes or has instituted against it any bankruptcy proceeding for reorganization for rearrangement of the party's financial affairs;

            v. If either party has a receiver of the party's assets or property appointed because of insolvency;

            vi. if either party makes a general assignment for the benefits of creditors; or

            vii if either party otherwise becomes insolvent or unable to timely satisfy all obligations in the rdinary course of business.

            C. EFFECT OF TERMINATION ON COMPENSATION. In the event of the termination of this Agreement for other than cause prior to the completion of the Initial Consulting Period, Consultant shall be entitled to the compensation earned and to the rights under the option vesting prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date. Consultant shall be entitled to no further compensation after the date of termination.

     13.    REPRESENTATIONS AND WARRANTIES OF CLIENT.

      Client represents and warrants to Consultant that:

            A. CORPORATE EXISTENCE. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

            B. FINANCIAL INFORMATION. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph

14(D)(i) which accurately sets forth the financial condition of Client as of the respective dates of such documents.

            C. NO CONFLICT. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

            D. FULL DISCLOSURE. The information concerning Client provided to Consultant pursuant to this Agreement is, to the best of Clients knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

            E. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

     14.    REPRESENTATIONS AND WARRANTIES OF CONSULTANT.
            Consultant represents and warrants to client that:

            A. PRIOR EXPERIENCE. Consultant has experience in the area of securities and corporate law including mergers, acquisitions and corporate finance and is currently providing some, if not all, of the services contemplated by this Agreement for the benefit of the Client.

            B. NO CONFLICT. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

            C. REGISTRATION AND/OR EXEMPTION OF THE SHARES. Consultant understands and acknowledges that any shares issued or reserved for issuance prior to registration will be so issued or reserved in reliance on the exemptions from registration provided by Section 4(2) of The Act, Regulation D and applicable state securities laws. Representation and warranties by Consultant in this Paragraph 14(C) will be used and relied upon by Client to determine whether any issuance of the Shares may be made to Consultant pursuant to Section 4(2) of The Act and Regulation D and applicable state securities laws, and Consultant will notify Client immediately of any material changes to the representations made herein. In this regard, Consultant represents and warrants that:

            i. Consultant has been furnished with a copy of client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13(a), 14(a) and 15(d) of the Securities and Exchange Act of 1934, as amended, including, but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements (the "Disclosure Documents").

            ii Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued and/or reserved for issuance, and to obtain any additional information which Client possesses or can acquire with out unreasonable effort or expense necessary to verify the accuracy of information furnished under Paragraph 14(C)(i) of this Agreement.

            iii By reason of Consultant's knowledge and experience in financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Shares and Client in general, and fully understands the speculative nature of such securities and the possibility of such loss.

            iv The present financial condition of Consultant is such that Consultant is not under any present or contemplated future need to dispose of any portion of the Shares, if any, to satisfy an existing or contemplated undertaking need or indebtedness.

            v Consultant is fully aware that any Shares issued to Consultant prior to registration will be Restricted Securities as defined by Rule 144 of the Act and that any resale of such securities by Consultant may be governed by Rule 144. Consultant is further aware of the specific restrictions on resale of such securities contained in Rule 144.

            vi Consultant will not sell, transfer or otherwise dispose of any Shares issued or reserved for issuance hereunder prior to registration except in compliance with the Act.

            vii Any and all certificates representing the Shares issued prior to registration of such Shares and any and all securities issued in replacement hereof or in exchange, therefore, shall bear the following legend:

                                    THE SHARES REPRESENTED
                                    BY THIS CERTIFICATE
                                    HAVE NOT BEEN
                                    REGISTERED UNDER THE
                                    SECURITIES ACT OF 1933
                                    (THE "ACT") AND ARE
                                    "RESTRICTED
                                    SECURITIES" AS THAT
                                    TERM IS DEFINED IN
                                    RULE 144 UNDER THE
                                    ACT. THE SHARES MAY
                                    NOT BE OFFERED FOR
                                    SALE, SOLD OR
                                    OTHERWISE TRANSFERRED
                                    EXCEPT PURSUANT TO AN
                                    EFFECTIVE REGISTRATION
                                    STATEMENT UNDER THE
                                    ACT OR PURSUANT TO AN
                                    EXEMPTION FROM
                                    REGISTRATION UNDER THE

                                    ACT, THE AVAILABILITY
                                    OF WHICH IS TO BE
                                    ESTABLISHED TO THE
                                    SATISFACTION OF THE
                                    COMPANY.

            D. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

     15.    INDEMNIFICATION.

            Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party of or resulting from a breach of any representation, warranty, covenant, condition or agreement of the other party to this Agreement.

     16.    AGREEMENT DOES NOT CONSTITUTE CORRUPT PRACTICE - DOMESTIC
            OR FOREIGN.

            Any and all payments under this Agreement constitute compensation for services performed and this Agreement and all payments and the use of payments by Consultant do not and shall not constitute and offer payment or promise or authorization of payment of any money or gift to an official or political party of, or candidate for political office within or outside the United States. These payments may not be used to influence any act or decision of any official, party or candidate to use his/her/its influence with a government to assist Client in obtaining, retaining or directing business to Client, or any office or employee of a government or any person acting in an official capacity for or on behalf of any government; the term "government' includes any department, agency or instrumentality of a government.

     17.    INSIDE INFORMATION - SECURITIES LAWS VIOLATIONS.

            In the course of the performance of his duties, Consultant may become aware of information which may be considered

"Inside Information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that its use of such information to purchase or sell securities of Client, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of Client or its affiliates, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provision of this Agreement, will result in the immediate termination of the Agreement. Consultant agrees to abide by standards of the corporation pertaining to Inside Information as provided by Client.

     18.    NON-EXCLUSIVE SERVICES.

      Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of a similar nature to any other individual or entity during the term hereof, without the written consent of Client. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

     19.    SPECIFIC PERFORMANCE.

      Consultant and Client acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative as non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

     20.    MISCELLANEOUS.

            A. SUBSEQUENT EVENTS. Consultant and Client each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

            B. AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument, in writing, executed by the parties hereto.

            C. FURTHER ACTIONS AND ASSURANCES. At any time and from time to time, each party agrees, at its or their expenses, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purpose of this Agreement.

            D. WAIVER. Any failure of any party to this Agreement to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce any such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

            E. ASSIGNMENT. Subject to Paragraph 20(O) below, neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

            F. NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mail for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent y facsimile transmission charges prepared, provided that the communication is addressed:

                  i.    In the case of Consultant:
                        Lerner & Pearce, P.A.
                        2888 E. Oakland Park  Blvd.
                        Fort Lauderdale, FL  33306
                  ii    In the case of Client:

                        Medical Industries of America, Inc.
                        1903 Congress Avenue
                        Boynton Beach, FL  33426

                  or to such other person or address designated by Client or Consultant to receive notice.

            G. HEADINGS. The paragraph and subparagraph heading in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            H. GOVERNING LAW. This Agreement was negotiated and is being contracted for in the State of Florida and shall be governed by the laws of the State of Florida, notwithstanding any conflict of law provision to the contrary.

            I. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            J. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            K. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants or conditions, express or implied, other than as set forth herein, have been made by any party.

            L. SEVERABILITY. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

            M. FACSIMILE COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

            N. TERMINATION OF ANY PRIOR AGREEMENTS. Effective the date hereof, all prior rights of Consultant relating to the accrual or payment of any form of compensation or other benefits from Client based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

            O. CONSOLIDATION OR MERGER. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual. Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights an assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2, hereof, or the responsibilities, authority of powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

            P. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

            Q. ARBITRATION. Except for injunctive relief or specific performance contemplated by Paragraph 19, any dispute, claim or controversy arising from this Agreement shall be settled in binding arbitration before the Commercial Rules of the American Arbitration Association. Venue for such proceeding shall be in Fort Lauderdale, Florida.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.
                                    CONSULTANT

                                    LERNER & PEARCE, P.A.

                                    By:  /s/ ALLAN M. LERNER
                                         Allen M. Lerner, President

                                    CLIENT

                                    MEDICAL INDUSTRIES OF AMERICA,
                                    INC

                                    By:  /s/ MICHAEL F. MORRELL

                               EXHIBIT B
                          CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is made this 10th day of January, 1997, by and between Mirkin & Woolf, P.A.with offices at 1700 Palm Beach Lakes Blvd., West Palm Beach, FL 33401 ("Consultant") and Medical Industries of America, Inc., a Florida corporation with its principal office at 1903 South Congress Avenue, Boynton Beach, Florida 33426 ("Client").

      WHEREAS, Consultant has experience in providing corporate and securities advice for emerging private and public companies; and
      WHEREAS, Client has retained and desires to continue to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below.
      NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledge, Consultant and Client agree as follows:

      1. ENGAGEMENT. Client hereby engages Consultant to provide Client with services (as defined below), effective as of January 10, 1997 and continuing through the Initial Consulting Period (as defined below).

      2. SCOPE OF SERVICES TO BE PROVIDED. Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement and agrees to provide the consulting services, which shall consist of but not be limited to:

            A. Providing advice and analysis to Client in connection with mergers, acquisitions and other strategic business opportunities.

            B. Assist Client with matters relative to regulatory agencies, i.e. United States Securities and Exchange Commission ("SEC"), National Association of Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD"), Florida Division of Securities ("FDS"), etc. including filings, disclosure, press releases, listing requirements and the like.

            C.    Assist Client in negotiating joint venture opportunities.

      3. TERM. This Agreement shall be terminable at will by either party. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligation hereunder after the effective date of termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the services shall continue until such fees, costs and expenses are paid in full by Client.

      4. TIME AND EFFORT OF CONSULTANT. Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

      5. COMPENSATION. Compensation to Consultant for the services provided under this Agreement shall be paid at the rate of $225 per hour and shall initially be paid by delivery of 20,000 shares of the Client's common stock ("Shares"), in lieu of cash, the value of which shall be determined using the closing bid price on the date of the filing of the S-8 Registration Statement (the "Filing Date"). Any subsequent increase or decrease in said bid shall inure to the detriment (in the event of a decrease) or the benefit (in the event of an increase) of Consultant. Accordingly, for purposes hereof, the product of the Shares multiplied by the Filing Date closing bid price shall be deemed to be a cash payment to Consultant, irrespective of the downside risk of depreciation or upside potential of appreciation of the Shares. Additional compensation due to Consultant shall be payable in cash within 10 days of invoicing therefore, unless the parties otherwise agree in writing.

      6. REGISTRATION OF CLIENT'S SHARES. Immediately following the execution date hereof, Client will register the Shares with the SEC under a S-8 registration statement. At Client's sole discretion, the Shares may be issued or reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4 (2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance on reservation shall be in reliance on representations and warranties of Consultant set forth in Paragraph 13 (C) below.

      7. COSTS AND EXPENSES. Any expenses incurred by Consultant in carrying out the services set forth under this Agreement with the prior written approval of Client shall be reimbursed by Client within thirty (30) days written notice by Consultant. Unless otherwise agreed and approved in writing in advance, all expenses, filing fees, copy and mailing expenses incurred by Consultant performing their services under this Agreement are the responsibility of Consultant.

      8. PLACE OF SERVICES. The services provided by Consultant hereunder will be performed primarily through Consultant's office, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

      9. INDEPENDENT CONTRACTOR. Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

      10. NO AGENCY EXPRESSED OR IMPLIED. This Agreement neither expressly nor impliedly creates a relationship of principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

      11. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant agrees that non-public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

            A. Non--public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

            B. Customer lists, call lists and other non-public customer data of Client;

            C. Memoranda, notes, records, sketches, plans, drawings and any media used to store, communicate, transmit, record or embody such Confidential Information of Client;

            D. Information treated, marked or otherwise identified by Client as confidential or as trade secrets. Consultant acknowledges that such Confidential Information represents legitimate, valuable and protected interest of Client and gives Client a competitive advantage, which would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be. Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interest of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and Confidential Information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

            12.   REPRESENTATIONS AND WARRANTIES OF CLIENT.
            Client represents and warrants to Consultant that:

            A. CORPORATE EXISTENCE. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

            B. FINANCIAL INFORMATION. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph 14 (D) (I) which accurately sets forth the financial condition of Client as of the respective dates of such documents.

            C. NO CONFLICT. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

            D. FULL DISCLOSURE. The information concerning Client provided to Consultant pursuant of this Agreement is, to the best of Clients knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a materiel fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

            E. DATE OF REPRESENTATION AND WARRANTIES. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

      13.   REPRESENTATIONS AND WARRANTIES OF CONSULTANT.
            Consultant represents and warrants to client that:

            A. PRIOR EXPERIENCE. Consultant has experience in the area of securities and corporate law, if not all, of the services contemplated by this Agreement for the benefit of the Client.

            B. NO CONFLICT. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

            C. REGISTRATION AND/OR EXEMPTION OF THE SHARES. Consultant understands and acknowledges that any shares issued or reserved for issuance prior to registration will be so issued or reserved in reliance on the exemptions from registration provided by Section 4 (2) of The Act, Regulation D and applicable state securities laws. Representation and warranties by Consultant in this Paragraph 14 (C) will be used and relied upon by Client of Consultant pursuant to Section 4 (2) of the Act and Regulation D and immediately of any material changes of the representations made herein. In this regard, Consultant represents and warrants that:

                  i. Consultant has been furnished with a copy of Client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13 (a), 14 (a) and 15 (d) of the Securities and Exchange Act of 1934, as amended, including, but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements (the "Disclosure Documents").

                  ii. Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued and/or reserved for issuance, and to obtain any additional information which Client possesses or can acquire with out unreasonable effort or expense necessary to verify the accuracy of information furnished under Paragraph 14 (C) (I) of this Agreement.

                  iii. By reason of Consultant's knowledge and experience in financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Shares and client in general, and fully understands the speculative nature of such securities and the possibility of such loss.

                  iv. The present financial condition of Consultant is such that Consultant is not under any present or contemplated future need to dispose of any portion of the Shares, if any, to satisfy an existing or contemplated undertaking need or indebtedness.

                  v. Consultant is fully aware that any Shares issued to Consultant prior to registration will be Restricted Securities as defined by Rule 144 of the Act and that any resale of such securities by Consultant may be governed by Rule 144.

                        Consultant is further aware of the specific restrictions on resale of such securities contained in Rule 144.

                  vi. Consultant will not sell. transfer or otherwise dispose of any Shares issued or reserved for issuance hereunder prior to registration except in compliance with the Act.

                  vii. Any and all certificates representing the Shares issued prior to registration of such Shares and any and all securities issued in replacement hereof or in exchange, therefore, shall bear the following legend:

                                    The Shares represented by
                                    this Certificate have not
                                    been registered under the
                                    Securities Act of 1933 (the
                                    "Act") and are "restricted
                                    Securities" as that term is
                                    defined in Rule 144 under
                                    the Act. The shares may not
                                    be offered for sale, sold or
                                    otherwise transferred except
                                    pursuant to an effective
                                    registration or pursuant to
                                    an exemption from
                                    registration under the act,
                                    the availability of which is
                                    to be established to the
                                    satisfaction of the company.

            D. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

            14. NON-EXCLUSIVE SERVICES. Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of a similar nature to any other individual or entity during the term hereof, without the written consent of Client. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

      15. FACSIMILE COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      16. CONSOLIDATION OR MERGER. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual. Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2, hereof, or the responsibilities, authority of powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written:
                              CONSULTANT
                              Mirkin & Woolf, P.A.

                              BY:     /s/ MARC S. WOOLF
                                          Marc S. Woolf

                              CLIENT

                              MEDICAL INDUSTRIES OF AMERICA, INC.

                              BY:     /s/ MICHAEL F. MORRELL
                                          Michael F. Morrell

                                 EXHIBIT C

                                AS TO ITEM C

      Pursuant to Paragraph 7 of the Employment Agreement dated March 31, 1996 between the Company and Harry Kobrin, the widow of Mr. Kobrin, Eve Kobrin, is entitled to receive the salary and expenses due and owing to Mr. Kobrin at the time of his death. According to the Company's records at the time of his death he was due and owing in salary and expenses the sum of $39,359.72 which will be paid in shares of stock under this S-8 filing.

                                     ITEM C

                          EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement"), entered into as of the 31st day of March, 1996 by and between HEART LABS OF AMERICA, INC., a Florida corporation (hereinafter referred to as "Employer"), and HARRY R. KOBRIN ("Employee").

                          W I T N E S S E T H :

      WHEREAS, Employer desires to employ Employee as provided herein; and

      WHEREAS, Employee desires to accept such employment,

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

      1. EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.

      2. DUTIES. Subject to the power of the Board of Directors of Employer to elect and remove officers, Employee will serve Employer as its Vice President Marketing and will faithfully and diligently perform the services and functions relating to such offices or otherwise reasonably incident to such offices, provided that all such services and functions will be reasonable and within Employee's area of expertise. Employee will, during the term of this Agreement (or any extension thereof), devote his full business time, attention and skills and best efforts to the promotion of the business of Employer. The foregoing will not be construed as preventing Employee from making investments in other businesses or enterprises provided that (a) Employee agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Employer and, (b) Employee does not violate any other provision of this Agreement.

      3. TERM. The term of this Agreement will commence as of the date hereof and will end on that date in the year 1999, unless earlier terminated by either party pursuant to the terms hereof. The term of this Agreement is referred to herein as the "Term". Assuming all conditions of this Agreement has been satisfied and there has been no breach of the Agreement during its initial term, Employee may extend the term for an additional one (1) year term at his election ("Extended Term"), written notice of which must be given at least sixty (60) days prior to the end of such preceding term.

      4. COMPENSATION. As compensation for the services rendered under this Agreement, Employee will be entitled to receive the following:

            (a) SALARY. Commencing upon the date of this Agreement, Employee will be paid a minimum annual salary of $120,000, payable in accordance with the then current payroll policies of Employer or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time the Salary may be increased for the remaining portion of the term if so determined by the Board of Directors of Employer after a review of Employee's performance of his duties hereunder.

            (b) OPTIONS. Commencing on the date of this Agreement, Employee shall be issued a five (5) year option to purchase 30,000 shares of common stock of the Company, all of which shares shall vest immediately and will be exercisable throughout the term at a price of $1.00 per share. Employee shall be issued an option to purchase an additional 15,000 shares per year at $0.25 per share over bid price at the date of the grant, and such shares shall vest immediately.

            (c) EXPENSES. Upon submission of a detailed statement and reasonable documentation, Employer will reimburse Employee in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement.

            (d)   BENEFITS, INSURANCE.

                  (i) MEDICAL, DENTAL AND VISION BENEFITS. During this Agreement, Employee and his dependents will be entitled to receive such group medical, dental and vision benefits as Employer may provide to its other employees, provided such coverage is reasonably available, or be reimbursed if Employee is carrying his own similar insurance.

                  (ii) BENEFIT PLANS. The Employee will be entitled to participate in any benefit plan or program of the Employer which may currently be in place or implemented in the future.

                  (iii) OTHER BENEFITS. During the Term, Employee will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such other benefits and normal perquisites as Employer currently provides or such additional benefits as Employer by provide for its officer sin the future.

            (e) VACATION. Employee will be entitled to two (2) weeks vacation per year.

      5. CONFIDENTIALITY. In the course of the performance of Employee's duties hereunder, Employee recognizes and acknowledges that Employee may have access to certain confidential and proprietary information of Employer or any of its affiliates. Without the prior written consent of Employer, Employee shall not disclose any such confidential or proprietary information to any person or firm, corporation, association or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Employee's own behalf or on behalf of any other party. Employee agrees and affirms that all such information is the sole property of Employer and that at the termination and/or expiration of this Agreement, at Employer's written request, Employee shall promptly return to Employer any and all such information so requested by Employer.

      The provisions of this Section 5 shall not, however, prohibit Employee from disclosing to others or using in any manner information that:

      (a) has been published or has become part of the public domain other than by acts, omissions or fault of Employee;

      (b) has been furnished or made known to Employee by third parties (other than those acting directly or indirectly for or on behalf of Employee) as a matter of legal right without restriction on its use or disclosure;

      (c) was in the possession of Employee prior to obtaining such information from Employer in connection with the performance of this Agreement; or,

      (d)   is required to be disclosed by law.

      6. INDEMNIFICATION. The Corporation shall tot he full extent permitted by law indemnify, defend and hold harmless Employee from and against any and all claims. Demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by her of his duties hereunder except in the case of his willful misconduct.

      7. TERMINATION. This Agreement and the employment relationship created hereby will terminate upon the occurrence of any of the following events:

      A. TERMINATION WITHOUT CAUSE BY THE COMPANY. The Company may terminate the Employee's employment pursuant to the terms of this Agreement without cause by written notice to the Employee. Such termination will become effective upon the date specified in such notice. In the event of such termination, the Company shall pay the Employee an amount equal to twelve (12) months salary and all stock options shall vest immediately.

      B. TERMINATION WITH CAUSE BY THE COMPANY. The Company may terminate the Employee's employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination, and termination will become effective upon the giving of such notice. However, Employee will not be deemed to have been terminated "for just cause" unless at least two-thirds of the members of the Board of Directors of Employer so determine. Upon any such termination for cause for any period subsequent to the effective date of termination, the Employee shall have no right to compensation or stock options under Section 4 or participate in any employee benefit programs which may then be in effect.

      For purposes of Section 7(B), "just cause" means (i) Employee has willfully, intentionally and continuously failed to substantially perform his duties as specified under this Agreement, after a demand for substantial performance is delivered to the Employee by the Employer which specifically identifies the manner in which Employer believes Employee has not substantially performed his duties; (ii) Employee has willfully engaged in gross misconduct materially and demonstrably injurious to the Employer; (iii) the Employee commits acts of dishonesty or disloyalty to Employer of misappropriates Company funds or otherwise defrauds the Company, (iv) the Employee materially breaches any provision of Section 5 of this Agreement; (v) material failure by Employee to comply with applicable laws or government regulations; or (vi) Employee's criminal conviction by any state or federal court of a felony.

      In the case of termination for items (i), (ii), or (iii) of the preceding paragraph, Employee shall be given at least one (1) written notice describing in reasonably detail the perceived deficiencies in Employee's performance, and Employee shall be given at least thirty (30) days' opportunity to correct such perceived deficiencies prior to any termination.

      C. DEATH OR DISABILITY. This Agreement and the obligations hereunder will terminate upon the death or disability of the Employee. For purposes of this
Section 7(C), "Disability" shall mean for a period of three months in any twelve month period the Employee is incapable of substantially fulfilling the duties set forth in Section 2 of this Agreement because of physical, mental or emotional incapacity resulting from an injury, sickness or disease. Upon any such termination upon death or disability, the Employer will pay the Employee or his legal representative, as the case may be, his annual salary at such time pursuant to Section 4 through the date of such termination of employment.

      D. CONTINUING EFFECT. Notwithstanding any termination of the Employee's employment as provided in this Section 7, the provisions of Section 5 shall remain in full force and effect.

      E. CONSIDERATION. The payments (if any) required to be paid by the Employer to Employee pursuant to Section 7 shall be in full and complete satisfaction of any and all obligations owing to Employee under this Agreement.

      8. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

      9. COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

      10. NOTICES. Any notices, demands, requests, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered or within two (2) days if sent by mail, registered or certified, postage prepaid with return receipt requested as follows:

            If to Employer:     Heart Labs of America, Inc.
                                2650 North Military Trail, Suite 230
                                Boca Raton, Florida 33431

            If to Employee:     Harry R. Kobrin
                                8013 N.W. 83rd Terrace
                                Tamarac, Florida 33312

Notices delivered personally will be deemed communicated as of actual receipt.

      11. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      12. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      13. GOVERNING LAW. This Agreement and the rights and obligations of the parties will be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Florida.

      14. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect ant of the terms of provisions hereof.

      15. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

      16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need to be produced.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    EMPLOYER:
                                    Heart Labs of America, Inc.


                                    By:   /s/ NORMAN J. BIRMINGHAM
                                    Name: Norman J. Birmingham
                                    Title:  President

                                    EMPLOYEE:

                                    /s/ HARRY KOBRIN
                                    Harry R. Kobrin

                    AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment to Employment Agreement (this "Amendment"), is entered into as of the 27th day of August, 1996, by and between HEART LABS OF AMERICA, INC., a Florida corporation, and ("Employer" or the "Company"), and HARRY R> KOBRIN ("Employee").

                          W I T N E S S E T H:

      WHEREAS, Employer and Employee entered into an Employment Agreement dated the 31st day of March, 1996 (the "Agreement"); and

      WHEREAS, Employer and Employee desire to amend said Agreement.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 4 (b) is hereby amended to read in full as follows:

      Employee shall be granted an option to purchase 1,000,000 shares of the Company common stock at an exercise price of $.30 per share. This option shall vest 50% on August 27, 1996, with the remainder to vest at such time as determined by the Company's Compensation Committee.

                              HEART LABS OF AMERICA, INC.


                              By: /S/ MICHAEL MORRELL
                              Name: Michael F. Morrell
                              Title:  CEO

                              EMPLOYEE:

                              /S/ HARRY R. KOBRIN
                              HARRY R. KOBRIN

                               EXHIBIT D
                          CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is made this 12th day of February, 1997, by and between ROSENMAN & COLIN LLP, 575 Madison Avenue, New York, NY 10022 ("Consultant") and MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation with its principal office at 1903 South Congress Avenue, Boynton Beach, Florida 33426 ("Client").

      WHEREAS, Consultant has experience in providing corporate and securities advice for emerging private and public companies; and

      WHEREAS, Client has retained and desires to continue to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledge, Consultant and Client agree as follows:

      1. ENGAGEMENT. Client hereby engages Consultant to provide Client with services (as defined below), effective as of February 12, 1997 and continuing through the Initial Consulting Period (as defined below).

      2. SCOPE OF SERVICES TO BE PROVIDED. Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement and agrees to provide the consulting services, which shall consist of but not be limited to:

            A. Providing advice and analysis to Client in connection with business litigation and related legal matters.

            B. Assist Client with matters relative to regulatory agencies, including Federal, State and local government agencies.

            C.    Assist Client in negotiating joint venture opportunities.
      THIS AGREEMENT SHALL EXPRESSLY EXCLUDE MATTERS RELATING TO CAPITAL RAISING ASSISTANCE.

      3. TERM. This Agreement shall be terminable at will by either party. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligation hereunder after the effective date of termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the services shall continue until such fees, costs and expenses are paid in full by Client.

      4. TIME AND EFFORT OF CONSULTANT. Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

      5. COMPENSATION. A retainer to be paid to Consultant for services provided under this Agreement shall be $25,000, however, in lieu of that retainer being paid in cash, Consultant agrees to accept 15,000 of the Client's common shares of stock ("Shares"), on the basis of the Client's assurance that in the event the closing bid price of the date of filing of the S-8 Registration Statement does not produce net proceeds of at least $25,000 to the Consultant that the Client shall make up any deficiency by paying the consultant cash or by providing additional shares of freely tradable common stock (for which an S-8 Registration Statement shall also be filed by Client) sufficient in number to make up the deficiency. When the $25,000 retainer (whether in cash or the proceeds from the sale of the Shares) has been used up, Consultant shall bill Client monthly for its services, disbursements and other charges and Client agrees to pay same promptly.

      6. REGISTRATION OF CLIENT'S SHARES. Immediately following the execution date hereof, Client will register the Shares with the SEC under a S-8 registration statement or other available registration form, and which shall contain a prospectus sufficient in the view of Consultant to effect the resale of the shares.". At Client's sole discretion, the Shares may be issued or reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4 (2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance on reservation shall be in reliance on representations and warranties of Consultant set forth in Paragraph 13 (C) below.

      7. COSTS AND EXPENSES. Any expenses incurred by Consultant in carrying out the services set forth under this Agreement shall be reimbursed by Client within thirty (30) days written notice by Consultant.

      8. PLACE OF SERVICES. The services provided by Consultant hereunder will be performed primarily through Consultant's office, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

      9. INDEPENDENT CONTRACTOR. Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

      10. NO AGENCY EXPRESSED OR IMPLIED. This Agreement neither expressly nor impliedly creates a relationship of principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

      11. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant agrees that non-public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

            A. Non--public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

            B. Customer lists, call lists and other non-public customer data of Client;

            C. Memoranda, notes, records, sketches, plans, drawings and any media used to store, communicate, transmit, record or embody such Confidential Information of Client;

            D. Information treated, marked or otherwise identified by Client as confidential or as trade secrets. Consultant acknowledges that such Confidential Information represents legitimate, valuable and protected interest of Client and gives Client a competitive advantage, which would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be. Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interest of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and Confidential Information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

      12.   REPRESENTATIONS AND WARRANTIES OF CLIENT.
            Client represents and warrants to Consultant that:

            A. CORPORATE EXISTENCE. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

            B. FINANCIAL INFORMATION. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph 13 (C) (i) which accurately sets forth the financial condition of Client as of the respective dates of such documents.

            C. NO CONFLICT. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

            D. FULL DISCLOSURE. The information concerning Client provided to Consultant pursuant of this Agreement (including without limitation, the Disclosure

Documents) is complete and accurate is, to the best of Clients knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a materiel fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

            E. ELIGIBILITY. The Client is eligible to use Forms S08 and S03 and has made all filings in the last twelve months required to be made by the Securities Exchange Act of 1934 and that the shares are registerable and can be resold under an S-8 Registration Statement.

            F. DATE OF REPRESENTATION AND WARRANTIES. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

      13.   REPRESENTATIONS AND WARRANTIES OF CONSULTANT.
            Consultant represents and warrants to client that:

            A. PRIOR EXPERIENCE. Consultant has experience in the area of securities and corporate law including mergers, if not all, of the services contemplated by this Agreement for the benefit of the Client.

            B. NO CONFLICT. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

            C. REGISTRATION AND/OR EXEMPTION OF THE SHARES. Consultant understands and acknowledges that any shares issued or reserved for issuance prior to registration will be so issued or reserved in reliance on the exemptions from registration provided by Section 4 (2) of The Act, Regulation D and applicable state securities laws. Representation and warranties by Consultant in this Paragraph 14 (C) will be used and relied upon by Client of Consultant pursuant to Section 4 (2) of the Act and Regulation D and Consultant will notify Client immediately of any material changes of the representations made herein. In this regard, Consultant represents and warrants that:

                  i. Consultant has been furnished with a copy of Client's most recent Annual Report on Form 10-K and all reports or documents required to be filed under Sections 13 (a), 14 (a) and 15 (d) of the Securities and Exchange Act of 1934, as amended, including, but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements (the "Disclosure Documents").

                   ii. Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued and/or reserved for issuance, and to obtain any additional information which Client possesses or can acquire with out unreasonable effort or expense necessary to verify the accuracy of information furnished under Paragraph 13 (C) (i) of this Agreement.

                  iii. By reason of Consultant's knowledge and experience in financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in the Shares and client in general, and fully understands the speculative nature of such securities and the possibility of such loss.

                  iv. The present financial condition of Consultant is such that Consultant is not under any present or contemplated future need to dispose of any portion of the Shares, if any, to

\                        satisfy an existing or contemplated undertaking need or
                        indebtedness.

                  v. Consultant is fully aware that any Shares issued to Consultant prior to registration will be Restricted Securities as defined by Rule 144 of the Act and that any resale of such securities by Consultant may be governed by Rule 144. Consultant is further aware of the specific restrictions on resale of such securities contained in Rule 144.

                  vi. Consultant will not sell. transfer or otherwise dispose of any Shares issued or reserved for issuance hereunder prior to registration except in compliance with the Act.

                  vii. Any and all certificates representing the Shares issued prior to registration of such Shares and any and all securities issued in replacement hereof or in exchange, therefore, shall bear the following legend:

                                    The Shares represented by
                                    this Certificate have not
                                    been registered under the
                                    Securities Act of 1933 (the
                                    "Act") and are "restricted
                                    Securities" as that term is
                                    defined in Rule 144 under
                                    the Act. The shares may not
                                    be offered for sale, sold or
                                    otherwise transferred except
                                    pursuant to an effective
                                    registration or pursuant to
                                    an exemption from
                                    registration under the act,
                                    the availability of which is
                                    tobe established to the satisfaction of
                                    the company.

            D. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

      14. NON-EXCLUSIVE SERVICES. Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of a similar nature to any other individual or entity during the term hereof, without the written consent of Client. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

      15. FACSIMILE COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      16. CONSOLIDATION OR MERGER. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual. Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2, hereof, or the responsibilities, authority of powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written:
                              CONSULTANT
                              Rosenman & Colin LLP

                              BY:     /s/ Joseph Zuckerman

                              CLIENT

                              MEDICAL INDUSTRIES OF AMERICA, INC.

                              BY:   /s/ Michael F. Morrell

                                    EXHIBIT E

                                    AMENDMENT
                                        TO
                               CONSULTING AGREEMENT

      This Amendment to the Consulting Agreement is made as of the 27th day of January 1997, by and between MCOA, INC., a Florida corporation, with principal offices at 2622 Timber Creek Circle, Boca Raton, Florida 33431 ("Consultant")AND MEDICAL INDUSTRIES OF AMERICA, INC. ('MIOA"), a Florida corporation with principal offices located at 03 S. Congress Avenue, Suite 400, Boynton Beach, FL 33426.

      WHEREAS, Consultant and MIOA entered into an agreement under which Consultant was to provide qualified medical doctors to perform professional services to patients generated by MIOA, and

      WHEREAS, Consultant has performed such services and MIOA now wishes to extend the Agreement;

      NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, Consultant and MIOA hereto agree as follows:

      1. INFORMATION TO BE FURNISHED BY MIOA. MIOA shall furnish Consultant with current information about its patients and potential patients and shall also provide any other information requested by Consultant to assist Consultant in providing services to patients of MIOA ("Client Information").

      2. SERVICES PROVIDED AND TO BE PROVIDED BY CONSULTANT. Consultant will continue to hire qualified medical doctors to provide professional services to MIOA's patients in the Central Florida area.

      3. COMPENSATION FOR SERVICES. As consideration for Consultant to enter into this Amended Agreement and provide the services described above, Consultant shall receive a consulting fee of 100,000 Thousand ($100,000) Dollars, payable with 50,000 shares of stock of MIOA which shall be freely traded by virtue of their registration under an S-8 Registration Statement.

      4. TERM AND TERMINATION. This original Agreement shall become effective as of January 27, 1997, and this Amended Agreement shall remain in effect for a period of three (3) years.

      5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer/employee relationship. It is the intention of each party that the Consultant shall be an independent contractor, and not an employee of MIOA. Consultant shall not have the authority to act as the agent of MIOA, except when such authority is specifically delegated in writing to Consultant herein or by a senior officer of MIOA.

      6. WITHDRAWAL BY CONSULTANT OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Consultant, MIOA may immediately terminate this Agreement by notice in writing. In the event of such a breach by MIOA, Consultant shall be entitled to seek such remedies as are available under the laws of the State of Florida. Any other termination must be by mutual consent of Consultant and Client.

      7.    REPRESENTATION AND WARRANTIES

            A. Consultant represents and warrants that it will use reasonable care in performing the services required to be provided under this Agreement and will devote at such time and attention to fully perform professional services to patients of MIOA. Consultant shall comply with all applicable statutes, rules and regulations governing all aspects of the services to be performed by the Consultant under this Agreement; provided that, as described in Paragraph 1 of this Agreement, MIOA shall be fully responsible to assure MIOA information is accurate and complete.

            B. MIOA represents and warrants that, prior to providing the Consultant with any non-public information regarding MIOA, its business or operations, MIOA will advise the Consultant that such information is non-public.

      8. MIOA'S ADDITIONAL REPRESENTATION AND WARRANTIES. MIOA warrants and represents the following:

            A. That this is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

            B. That the execution of this Amended Agreement has been approved by all necessary corporate action.

            C. The execution and delivery by MIOA of this Agreement does not, and the performance by MIOA of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or by-laws of MIOA or violate agreement, instrument law, ordinance, regulation, order, arbitration award judgment, or degree to which MIOA is a party, or by which MIOA is bound.


      9. INDEMNIFICATION. MIOA is to indemnify and hold the Consultant, ("The Indemnified Party") harmless from and against any and all losses, claims, damages, labilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Services contemplated herein, and will reimburse the Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. MIOA will not be liable under the foregoing indemnification provision should any loss, claim, damage, liability or expense be found in a final judgment by a court of competent jurisdiction or settlement consented to by Consultant, to have resulted from Consultants fraud, willful misconduct or gross negligence.

      MIOA agrees to notify the consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction or transaction contemplated by this Agreement.

      10.   MISCELLANEOUS

            A. This Agreement shall be interpreted and construed in accord with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

            B. Neither party may assign its rights or duties under this Agreement without the prior written consent of the other party, except that Consultant or written notice to MIOA may assign to any other party, without MIOA's consent, its right to receive all or any portions of the fees and expenses due and owing to it.

            C. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties.

            D. The failure of either party to object to, or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

            E. MIOA acknowledges that the Consultant will be performing services for others during the term of the Agreement and agrees that the services to be provided hereunder shall be adequate consideration for this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

                                     AGREED TO AND ACCEPTED,
                                     MCOA, INC

                                     BY: /S/ RONALD RIEWOLD
                                     RONALD RIEWOLD, PRESIDENT

                                     MEDICAL INDUSTRIES OF AMERICA, INC.

                                     BY: /S/ MICHAEL F. MORRELL

                                    EXHIBIT F

                               CONSULTANT AGREEMENT

      THE CONSULTING AGREEMENT is made as of the 27th day of January, 1997, by and between CARDIAC CONSULTING, INC., a Florida corporation, with principal offices at 116 First Lane, Greenacres, Florida 33463 ("Consultant") and MEDICAL INDUSTRIES OF AMERICA, INC., ("MIOA"), a Florida corporation with principal offices located at 1903 S. Congress Avenue, Suite 400, Boynton Beach, Florida 33426.

      WHEREAS, Consultant and Client wish to enter into an agreement under which Consultant will provide advice as to the operation and expansion of the business of cardiac catherization mobile laboratories.

      NOW, THEREFORE, for the mutual promises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. INFORMATION TO BE FURNISHED BY MIOA. MIOA shall furnish Consultant with its basic plans to expand its business of cardiac catherizations within the southeastern portion of the United States.

      2. SERVICES PROVIDED AND TO BE PROVIDED BY CONSULTANT. Consultant will solicit and visit doctors and hospitals within the geographic area to ascertain if a particular site can generate sufficient business to support a catherization laboratory.

      3. COMPENSATION FOR SERVICES. As consideration for Consultant to enter into this agreement and provide services described above, Consultant shall receive a consulting fee of One Hundred fifty Thousand ($150,000) Dollars payable in registered common shares. In addition to the compensation above set forth, Consultant shall be entitled to be promptly reimbursed for all expenses incurred by Consultant for such things as travel and other expenses relating to the performance of his services under this agreement.

      4. TERM AND TERMINATION. This Agreement shall become effective as of April 1, 1997, and shall remain in effect for a period of three (3) years unless terminated as herein provided.

      5. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer/employee relationship. It is the intention of each party that the Consultant shall be an independent contractor, and not an employee of MIOA. Consultant shall not have the authority to act as the agent of MIOA, except when such authority is specifically delegated to Consultant herein or by any officer of MIOA, in writing.

      6. WITHDRAWAL BY CONSULTANT OR MIOA. Either party shall be entitled to withdraw from further performance under this Agreement without penalties or refund of compensation fees as described in Item 3 in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Consultant, MIOA may terminate this Agreement by written notice to Consultant, MIOA. Any other termination must be by mutual consent of Consultant and Client.

      7.    REPRESENTATION AND WARRANTIES.

            A. Consultant represents and warrants that it will use reasonable care in performing the services required to be provided under this Agreement and will devote at its time and attention so as to expand the Cardiac Catherization of MIOA in a profitable and expeditious manner.

            B. MIOA represents and warrants that, prior to providing the Consultant with any non-public information regarding its business or operations, it will advise the Consultant that such information is non-public.

      8. MIOA's Additional Representation and Warranties. MIOA warrants and represents the following:

      A. That it is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

      B. That the execution of this Agreement by the signatory hereto is within the power of such signatory.

      C. The execution and delivery by MIOA of this Agreement does not, and the performance by MIOA of its obligations hereunder will not, violate any provision of its Certificate of Incorporation or by-laws or violate any agreement, instrument law, ordinance, regulation, order, arbitration award, judgment, or degree to which MIOA is a party.

      9. Indemnification. MIOA is to indemnify and hold the Consultant harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which Consultant may become subject arising out of performance of operations contemplated hereunder. MIOA will not be liable under the foregoing indemnification provision to the extend that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultants fraud, willful misconduct or gross negligence.

MIOA agrees to notify the consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction or transaction contemplated by the Agreement.

      10. MISCELLANEOUS.

      A. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

      B. Neither party may assign its rights or duties under this Agreement without the prior written consent of the other party.

      C. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties.

      D. The failure of either party to object to, or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

                                    AGREED TO AND ACCEPTED,
                                    CARDIAC CONSULTING, INC.

                                    BY:  /s/  ROBERT SEGARRA
                                          ROBERT SEGARRA, PRESIDENT

                                    MEDICAL INDUSTRIES OF AMERICA, INC.

                                    BY:  /s/  MICHAEL F. MORRELL
                                          MICHAEL F. MORRELL
                                          CHIEF EXECUTIVE OFFICER

April 18, 1997

Strategica Group
1221 Brickell Ave
Suite 2600
Miami, FL 33131

RE:   EXTENSION OF CONSULTING AGREEMENT

Gentlemen:

In accord with our prior discussions this will confirm that the above referenced Consulting Agreement has been amended to extend the said Agreement for two (2) additional months and to provide for the issuance of Six Thousand Five Hundred (6,500) additional shares of this Company's common stock by way of payment for such services through an S-8 Registration Statement.

Please sign and return this extension without delay and we will file the S-8 today.

Thank you.

Very truly yours,

/S/  EDWIN F. RUSSO

Edwin F. Russo
Consultant

Approved:

/S/  HARRY GURWITCH

Strategica Group

1903 S. Congress Ave, Suite 400, Boynton Beach, FL 33426 Phone: (561) 737-2227
FAX: (561) 737-5008

                                EXHIBIT G
                          CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into as of the 20th day of December 1996, by and between MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation ("Company") and STRATEGICA GROUP ("Strategica").

                                WITNESSETH THAT:

      WHEREAS, the Company desires to engage Strategica as a consultant for advice regarding the Company's financial and capital structure, and assistance in developing a equity capital markets' plan, and

      WHEREAS, Strategica is willing to provide such services to the Company for a fee; and

      WHEREAS, the parties hereto desire to enter into this Agreement upon the terms and conditions hereinafter set forth, and

      WHEREAS, the persons signing below are duly authorized to do so on behalf of Company and its directors and shareholders, as applicable, and this agreement is binding upon such persons and entities.

      NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and consideration contained herein, the sufficiency of which is hereby expressly acknowledged, the parties hereby agree and covenant as follows:

1. SERVICES Strategica agrees to provide certain financial and managerial advice and services as requested by the officers of the Company. Strategica shall be required to provide the services reasonably requested of it hereunder on a timely basis, devoting such time as Strategica shall deem appropriate in its discretion.

      It shall be in the Company's sole discretion as to whether or not to utilize Strategica's advice and suggestions. In the context of this Agreement, the terms financial, and managerial consulting services are defined and understood to include, without limitation, any of the following:

      1. Conduct a due diligence review of the Company's books and records.

      2. Review all proposed acquisition targets and purchase agreements.

      3. Review and provide advice with regards to the Company's business plans.

      4. Provide the Company with assistance involving the acquisition.

      5. Provide the Company with assistance involving the Company for further access to the equity capital markets.

      6. Other related matters.

You hereby retain us to act on your behalf, subject to the matter set forth herein. At our request, you will furnish or cause to be furnished to us such current and historical financial and other information regarding the business of the Company as the Company shall have available. The Company warrants the accuracy and completeness of any such information furnished to us to its best knowledge at the time it is so furnished. In connection with our activities hereunder, you authorize to make appropriate use of such information, including discussing it with, and delivering it to, external consultants, but only after receipt of an appropriate confidentiality letter, if required.

      2. PERFORMANCE AS DISTINGUISHED FROM ADVICE Strategica shall have no obligation to carry out or perform any program, task or act that may develop from its advice and consultation. The Company shall be solely responsible for such performance. Strategica makes no representation or warranty as to the results of success the Company may achieve by reason of the advice provided by Strategica.

      3. CONSULTING FEES In consideration of Strategica's execution of this Agreement, the Company agrees to pay Strategica a non-refundable retainer payment of $25,000 plus out-of-pocket expenses that may be incurred by Strategica, payable as follows: (a) $12,500 upon the signing of this agreement,
(b) $12,500 upon written notification from Strategica that Strategica is satisfied with the initial results of its consulting review and intends to complete its review, and (c) upon receipt of invoice(s), the Company shall pay any reasonable out-of-pocket expenses. The $12,500 retainer payment as described in part (b) of the previous sentence will be the result of the sale of the Company's S-8 stock in the open market, furnished by the Company to Strategica, and the number of shares to be furnished will be in an amount adequate to satisfy the Company's payment obligations hereunder. Out-of-pocket expenses shall include, but not be limited to, professionals employed by Strategica, all travel expenses and lodging, research data, duplicating and courier services. Fees and expenses during the consulting review in excess of $5,000 in the aggregate shall not be incurred prior to the Company's written approval.

      4. TERM The Term of this Agreement shall commence on the date hereof and continue for a term of ninety (90) days.

      5. NON-EXCLUSIVE The consulting and advisory services to be rendered hereunder by Strategica shall be on non-exclusive basis. Strategica may render similar and/or dissimilar services to any other person, firm or corporation.

      6. INDEMNIFICATION The Company will indemnify and hold harmless, Strategica, its officers, directors, shareholders, managing directors, agents, employees and controlling persons (each an "Indemnified Person") from and against any and all losses, claims, damages, liabilities, and expenses, joint or several or both (including all fees of counsel and expenses in connection with the preparations for or defense of any claim, action or proceeding), caused by or arising out of an Indemnified Person's action pursuant to this Agreement, except such losses, claims, damages, liabilities, or expenses as are found in a final judgment of a court of competent jurisdiction to have resulted primarily from an Indemnified Person's gross negligence or willful misconduct. No Indemnified Person shall have any liability to the Company as a result of such claims, damages, or expense except for those which a final judgment of a court of competent jurisdiction determines were incurred primarily as a result of such Indemnified Person's gross negligence or willful misconduct. The Company will promptly notify an Indemnified Person of the assertion against it or any other person of a claim or the commencement of any action proceeding relating to transactions contemplated by this Agreement. The provisions contained herein relating to indemnification will survive any termination of this Agreement.

      7. NO PARTNERSHIP, NO AGENCY Neither party to this Agreement is the agent, partner, employee or joint venture of or with the other. Neither party shall act as any of the above for or on behalf of the other, nor in any manner assume or create any financial or other obligation on behalf of the other.

      8. SEVERABILITY Nothing in this Agreement shall require the commission of any act or payment of any compensation which is contrary to any express provision of law or contrary to the policy of express law; and if there shall exist any conflict between any provision of this Agreement and any such law or policy, the latter shall prevail; and the provision or provisions of this Agreement ass effected shall be curtailed, limited or eliminated to the extent (but only to the extent) necessary to remove such conflict; and as so modified, this Agreement shall continue in force and effect.

      9. NOTICES All notices required or given under or in connection with this Agreement shall be given in writing by addressing the same at the following addresses:

If to Company:    Medical Industries of America, Inc.
                  1903 S. Congress Avenue, Suite 400
                  Boynton Beach, FL 33426
                  561-737-2227 phone or 561-737-5008 fax

If to Strategica: Strategica Group
                  1221 Brickell Ave., Ste 2600
                  Miami, Florida 33131
                  305-536-1402 phone or 305-536-1486 fax

or at such other addresses in the United States which one party from time to time may give the other by written notice and by mailing of the same be registered or certified mail, return receipt requested, so addressed, postage prepaid, or by delivery of same, toll prepaid, to a telegraph or cable company, or by delivery of the same personally.

      10. OBLIGATIONS EXPRESSES This Agreement contains the entire understanding of the parties and no other representation, promise or agreement, oral or otherwise shall be of any force and effect.

      11. ASSIGNMENT OR SALE OF BUSINESS BY THE COMPANY The Company shall not assign this Agreement without the written consent of Strategica. If the Company shall sell or otherwise transfer substantially all of its business or assets to one or more third party in one or more transactions or otherwise consolidate or merge its business with a third party, the Company agrees that a condition of such sale, transfer, consolidation or merger shall be the assumption by such third party of all of the Company's liabilities and obligations hereunder. In all respects, this Agreement shall be binding upon and inure to the benefit of the respective parties and their respective successors and assigns.

      12. OTHER ADVISORS No fee payable to any other financial consultant or advisor either by the Company or any other party, shall reduce or otherwise effect any fee payable hereunder to Strategica.

      13. MISCELLANEOUS PROVISIONS The instrument sets forth the entire agreement between the parties hereto and may not be canceled, altered or amended except by an instrument in writing duly executed by both of the parties hereto. No waiver of any breach hereof in any one instance shall be deemed to be a waiver of any term or condition. This Agreement shall be construed and governed in accordance with the laws of the State of Florida and the parties agree that proper venue shall be in Dade County, Florida. The parties waive trial by jury in the event of any dispute.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year above written.

MEDICAL INDUSTRIES OF AMERICA, INC.

By:  /S/  MICHAEL F. MORRELL
Name: Michael F. Morrell
Title: Chairman and CEO
Duly authorized

STRATEGICA GROUP

By:  /S/  HARRY GURWITCH
Name: Harry Gurwitch
Title: Managing Director

                               EXHIBIT H

                          CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT is made as of the 1st day of March 1997 by and between JEAN JOHNSTONE OF LANSING, MICHIGAN ("CONSULTANT") and MEDICAL INDUSTRIES OF AMERICA, INC., ("CLIENT"), a Florida corporation with principal offices located at 1903 South Congress Ave., Suite 400, Boynton Beach, Florida 33426.

      WHEREAS, Consultant and Client wish to enter into an agreement by which consultants will provide specific computer support services to Client in situations in which Consultant has had many years of experience working and developing computer data bases.

      NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. INFORMATION TO BE FURNISHED BY CLIENT. Client shall furnish Consultant with current public information about client, including any and all statements and reports filed by Client with United States Securities and Exchange Commission, its most recent Annual Report to Shareholders and shall also provide any other public information reasonably requested by Consultants to assist Consultants in providing services to client ("Client Information").


2. COMPENSATION FOR AND SERVICES TO BE PROVIDED BY CONSULTANT. Consultant will devote time and personnel to review any recommendations of Client's useable computer technologies by way of compensation and shall receive the sum of $40,000 for the initial services to be provided herein.

3. TERM AND TERMINATION. This Agreement shall become effective as of March 1, 1997, and shall remain in effect for nine (9) months unless terminated pursuant to Paragraph 6, below.

4. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that the Consultant shall be deemed independent contractors, and not an employee of the Client. Consultant shall not have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultant herein or by any officer of the Client, in writing. Subject to the performance of services hereunder shall be the sole control of the Consultant.

5. WITHDRAWAL BY CONSULTANTS OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Client, Consultant, shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultant and Client.

6. REPRESENTATIONS AND WARRANTIES.

      A. Consultant represent and warrant that it will use reasonable care in performing the services required to be provided under this Agreement and will devote all time necessary to perform the services to the Client. Consultant shall comply with all applicable statues, rules and regulations governing all aspects of the Services to be performed by the Consultant under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete.

      B. Client represents and warrants that, prior to providing the Consultant with any non-public information regarding the Client, its business or operations. Client will advise the Consultant that such information is non-public.

7. CLIENT'S ADDITIONAL REPRESENTATION AND WARRANTIES. The Client warrants and represents the following:

      A. That it is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

      B. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

      C. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or by-laws of the Client or violate any agreement, instrument, law, ordinance, regulation, order, arbitration award, judgment, or degree to which the Client is a party, or by which the client is bound.

9. INDEMNIFICATION. The Client agrees to indemnify and hold the Consultant, ("The Indemnified Parties") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Service contemplated herein, and will reimburse the Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. This Client will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultant's fraud, willful misconduct or gross negligence.

      The Client agrees to notify the Consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction contemplated by this Agreement.

      10. MISCELLANEOUS. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

      This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

CONSULTANT:
AGREED AND ACCEPTED:
JEAN JOHNSTONE

By:   /S/  JEAN JOHNSTONE

CLIENT:
MEDICAL INDUSTRIES OF AMERICA, INC.

/S/  MICHAEL F. MORRELL

                                    EXHIBIT I

                              CONSULTING AGREEMENT

      THIS Agreement is executed this 1st day of February, 1997, by and between DIMICK INTERNATIONAL & Associates, Inc. (DIA), a Florida corporation, and MEDICAL INDUSTRIES OF AMERICA, INC. (MIOA), a Florida corporation.

      WHEREAS DIA (hereinafter Consultant) and MIOA (hereinafter Company) desire to set forth herein their understandings and agreements;

      WHEREAS DIA and MIOA desire to memorialize their previous verbal agreements at this date;

      NOW, THEREFORE, in consideration of the mutual promises herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

1.  ENGAGEMENT OF CONSULTANT

      A. The Company does hereby appoint and engage Consultant with respect to matters specified in Section 2 for the consideration specified in
            Section 3.

      B. Consultant hereby accepts acknowledgment by the Company with respect to matters specified in Section 2 for the consideration specified in
            Section 3.

2. SCOPE OF SERVICES.

      A. During the term of this agreement as specified in Section 4, Consultant has assisted the Company by identifying and coordinating corporate restructuring of operations and management, the preparation for the dividend spin-off of subsidiary businesses, and the implementation of related business strategies; these services have been performed under the supervision of senior management of the Company.

      B. Consultant has not been nor is subsequently prevented or impeded in any way with this agreement from participation or involvement in other business ventures and matters.

      C. As Consultant has not been involved in raising money for the Company, Consultant's shares are applicable to S-8 rules. Any fees earned by Consultant relating to the raising of money must not be included in S-8 shares received; both the Company and the Consultant warrant any S-8 shares so received by the Consultant are not related to any money raising activities.

3. COMPENSATION OF CONSULTANT.

      A. ACCRUED EXPENSES. Consultant shall receive up to $10,000 for accrued expenses during the past seven month billing period as itemized at Exhibit A.

      B. ACCRUED BILLING. Consultant shall receive 60,000 shares of free-trading S-8 stock, registered in the name of Douglas Roberts Dimick, from the Company for accrued billings of services provided during the period from July 10, 1996 to March 1, 1997.

      C. RELEASE. The above compensation is the entire amount due to the Consultant; any and all claims by the Consultant against MIOA, its officers, agents, and subsidiaries related to the provision and payment of such services shall be released by the Consultant upon payment.

      D. PAYMENT DUE. Payment is due 14 days upon the date of execution of this agreement.

4. TERM.

       The term of this agreement shall include all services performed from July 10, 1996 to March 1, 1997; this period of time constitutes the entire term of the agreement.

5. REPRESENTATIONS AND WARRANTIES OF CONSULTANT.

      Both the Company and the Consultant hereby represent and warrant that each has full power and legal right and authority to execute, deliver, and perform under this agreement and that each signatory person executing this agreement has the full power and authority to do so.

6. BINDING EFFECT; ASSIGNMENT; MODIFICATION AND TERMINATION.

      A. This agreement shall be binding upon and inure to the benefit of the Company and the Consultant and their respective heirs, executors or administrators, personal or legal representatives, estate, legatees, and successors.

      B. The obligations under this agreement may not be assigned by either party without the prior written consent of the other. the

      C. This agreement may be modified or terminated only upon the express, mutual consent of both parties as evidenced in writing.

7. GOVERNING LAW.

      This Agreement shall be construed in accordance with and governed by the laws of the State of Florida (without giving effect to conflict-of-laws principles).

8. ENTIRE AGREEMENT.

      This Agreement contains the entire agreement of the parties. The captions and headings herein are solely for convenience and do not constitute a part of this agreement.

      IN WITNESS WHEREOF, the Company has caused this agreement to be executed by its duly authorized officers, and the Consultant has executed this agreement, all effective as of the date first above written.

                                          CONSULTANT

                                          /S/  DOUGLAS R. DIMICK
                                          DOUGLAS R. DIMICK
                                          CHAIRMAN

                                          COMPANY

                                          /S/  MICHAEL F. MORRELL
                                          MEDICAL INDUSTRIES OF AMERICA, INC.

                                    EXHIBIT J
                               LITIGATION SUPPORT
                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT is made as of the 1st day of February 1997 by and between WEINBERG, PERSHES & COMPANY, P.A., CERTIFIED PUBLIC ACCOUNTANTS ("CONSULTANTS"), Suite 314, 6100 Glades Road, Boca Raton, FL 33434 AND MEDICAL INDUSTRIES OF AMERICA, INC., ("Client"), a Florida corporation with principal offices located at 1903 South Congress Ave., Suite 400, Boynton Beach, Florida 33426.

      WHEREAS, Consultants and Client wish to enter into an agreement by which consultants will provide specific litigation support services to Client in business situations in which Consultants have had many years of experience working with legal counsel in support of pending litigations.

      NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. INFORMATION TO BE FURNISHED BY CLIENT. Client shall furnish Consultants with current public information about client, including any and all statements and reports filed by Client with United States Securities and Exchange Commission, its most recent Annual Report to Shareholders and shall also provide any other public information reasonably requested by Consultants to assist Consultants in providing services to client ("Client Information").


2. COMPENSATION FOR AND SERVICES TO BE PROVIDED BY CONSULTANT. Consultants will devote time and personnel to review any recommendations of Client's acquisitions of assets or companies and in other areas of mergers, financing, corporate structuring, operations accounting, federal and state income taxes and the like by way of compensation shall receive the sum of $30,000 for the services to be provided herein.

3. TERM AND TERMINATION. This Agreement shall become effective as of February 1, 1997, and shall remain in effect for nine (9) months unless terminated pursuant to Paragraph 6, below.

4. RELATIONSHIP OF PARTIES. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that the Consultants shall be deemed independent contractors, and not an employee of the Client. Consultants shall not have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultants herein or by any officer of the Client, in writing. Subject to the performance of services hereunder shall be the sole control of the Consultants.

5. WITHDRAWAL BY CONSULTANTS OR CLIENT. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Client, Consultants, shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultants and Client.

6.    REPRESENTATIONS AND WARRANTIES.

      A. Consultants represent and warrant that it will use reasonable care in performing the services required to be provided under this Agreement and will devote all time necessary to perform the services to the Client. Consultants shall comply with all applicable statues, rules and regulations governing all aspects of the Services to be performed by the Consultants under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete.

      B. Client represents and warrants that, prior to providing the Consultant with any non-public information regarding the Client, its business or operations, Client will advise the Consultants that such information is non-public.

7. CLIENT'S ADDITIONAL REPRESENTATION AND WARRANTIES. The Client warrants and represents the following:

      A. That it is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

      B. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

      C. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will not, violate any provision of the Certificate of Incorporation or by-laws of the Client or violate any agreement, instrument, law, ordinance, regulation, order, arbitration award, judgment, or degree to which the Client is a party, or by which the client is bound.

9. INDEMNIFICATION. The Client agrees to indemnify and hold the Consultant, ("The Indemnified Parties") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Service contemplated herein, and will reimburse the Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. This Client will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultants fraud, willful misconduct or gross negligence.

      The Client agrees to notify the Consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction contemplated by this Agreement.

10. MISCELLANEOUS. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

      This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

      This Client acknowledges that the Consultant will be performing services to others during the term of this Agreement and agrees that the services to be provided hereunder shall be adequate consideration for this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

CONSULTANTS:
AGREED AND ACCEPTED:
WEINBERG, PERSHES & COMPANY, P.A.

By:   /S/  PAUL C. PERSHES
      PAUL PERSHES

CLIENT:
MEDICAL INDUSTRIES OF AMERICA, INC.

/S/  MICHAEL F. MORRELL

                                EXHIBIT K

                          CONSULTANT AGREEMENT

      THIS CONSULTING AGREEMENT is made as of the 7th of June, 1996, by and between Edwin F. Russo ("Consultant"), of 6650 Stratford Drive, Parkland, FL 33067 and Heart
Labs of America, Inc., ("Client), a Florida corporation with principal offices located at 1903 South Congress Ave., Boynton Beach, FL 33426.

      WHEREAS, Consultant and Client wish to enter into an agreement by which consultant will provide specific services to client in the areas of business in which consultant has had many years of experience such as acquisitions, mergers, business combinations, financial strategies, corporate structuring and the like.

      NOW, THEREFORE, for the mutual promises and other consideration described herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Information to be Furnished by Client. Client shall furnish Consultant with current public information about client, including any and all statements and reports filed by Client with United States Securities and Exchange Commission, its most recent Annual Report to Shareholders and shall also provide any other public information reasonable by Consultant to assist Consultant in providing services to client ("Client Information").

2. Services Provided and to be Provided by Consultant. Consultant will devote to the Client's acquisitions of assets or companies and in other areas of mergers, financing, corporate structuring, operations and the like.

3. Compensation for Services. As consideration for Consultant to enter into this Agreement and provide the services described above, Consultant shall receive a consulting fee of $5,000 per month, payable on the fifteenth (15th) date of each month, beginning June, 1996. In addition to the compensation above set forth, Consultant shall be entitled to be promptly reimbursed for all expenses incurred by Consultant for such things as travel and other expenses relating to the performance of his services under this Agreement. In addition, Consultant shall be entitled to receive up to five hundred ($500) dollars per month for car lease payments for the life of this agreement.

4. Term and Termination. This Agreement shall become effective as of June 1, 1996, and shall remain in effect for 24 months unless terminated pursuant to Paragraph 6 below.

5. Relationship of Parties. This Agreement shall not constitute an employer/employee relationship. It is the intention of each party that the Consultant shall be an independent contractor, and not an employee of the Client. Consultant shall not have the authority to act as the agent of the Client, except when such authority is specifically delegated to Consultant herein or by any officer of the Client, in writing. Subject to the performance of Consultant's Services hereunder shall be the sole control of the Consultant.

6. Withdrawal by Consultant or Client. Either party shall be entitled to withdraw from further performance under this Agreement in the event that the other party does not perform pursuant to this Agreement. In the event of such a breach by the Consultant, the Client may terminate this Agreement. In the event of such a breach by the Client, Consultant shall be entitled, in addition to any other remedies it may have, to its Consulting Fee for the entire term of this Agreement as liquidated damages. Any other termination must be by mutual consent of Consultant and Client.

7. Representations and Warranties

      A. Consultant represents and warrants that it will use reasonable care in performing the ervices required to be provided under this Agreement and will devote at least 50 hours per calendar month in his services to Client. Consultant shall comply with all applicable statutes, rules and regulations governing all aspects of the Services be performed by the Consultant under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete. Client understands and acknowledges that consultant cannot guarantee that the services provided hereunder will achieve and particular objective or fulfill any specified goals.

      B. Client represents and warrants that, prior to providing the Consultant with any non-public information regarding the Client, its business or operations. Client will advise the Consultant that such information is non-public.

8. Client's Additional Representation and Warranties. The Client warrants and represents the following:

      A. That it is a corporation in good standing in its state of incorporation and in every other state in which it is now doing business.

      B. That the execution of this Agreement has been approved by all necessary action including without limitation, approval of the board of directors of the Client.

      C. The execution and delivery by the Client of this Agreement does not, and the performance by the Client of its obligations hereunder will now, violate any provision of the Certificate of Incorporation or by-laws of the Client or violate any agreement, instrument, law, ordinance, regulation, order, arbitration award, judgment, or degree to which the Client is a party, or by which the Client is bound.

9. Indemnification. The Client to indemnify and hold the Consultant, ("The Indemnified Party") harmless from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of performance of Services contemplated herein, and will reimburse the Indemnified Party for all expenses

(including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. This Client will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from Consultants fraud, willful misconduct or gross negligence.

The Client agrees to notify the consultant promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any activity or transaction or transaction contemplated by this Agreement.

10. Miscellaneous. This Agreement shall be interpreted and construed in accordance with the laws of the state of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County,. Florida.

Neither party may assign its rights or duties under this Agreement without the express prior written consent of the other party, except that Consultant may assign to any other party, without Client's consent, its right to receive all or any portions of the fees and expenses due and owing to it.

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to, or take affirmative action with respect to any conduct of the other which is in violation of the terms of the Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.

This Client acknowledges that the Consultant will be performing services to others during the term of the Agreement and agrees that the services to be provided hereunder shall be adequate consideration for this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

AGREED TO AND ACCEPTED

/S/  EDWIN F. RUSSO
Edwin F. Russo

HEART LABS OF AMERICA, INC.

By: /S/  HARRY KOBRIN
       Harry Kobrin
       Executive Vice President